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                                                                  Exhibit (3)(b)

                              BY-LAWS of ONEOK Inc.
                            (A Delaware Corporation)



                              ARTICLE I - OFFICES

         Section 1.01 Principal Office. The principal office for the transaction of the business of the Corporation shall be at 100 West Fifth Street, Tulsa, Oklahoma 74103. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

         Section 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                     ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date, and place as the Board shall determine by resolution.

         Section 2.02 Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time by a majority of the whole Board. Stockholders may not call special meetings. At any special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of meeting.

         Section 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

         Section 2.04 Notice of Meetings. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         (b) Unless otherwise provided by law or the Certificate of Incorporation, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
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         (c) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         (d) Notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except when the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.05 Quorum. Except when the holder of a larger voting interest is required by law or by the Certificate of Incorporation, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 2.06 Voting. (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person, or by proxy, each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder's name on the books of the Corporation:

         (i) on the date fixed pursuant to Section 2.07 of the By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

         (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which meeting shall be held.

         (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless the transfer by the pledgor on the books of the
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Corporation shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

         (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder, or by such stockholder's attorney thereunto authorized, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting by a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of a proxy.

         (d) At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in the By-laws or by law, shall be decided by the vote of a majority in the voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by written ballot, except election of Directors, unless so directed by the Chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

         Section 2.07 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing with respect to the Preferred Stockholders, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action, unless otherwise provided by the Certificate of Incorporation. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
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         Section 2.08 List of Stockholders.  The Secretary of the Corporation
shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at the place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present for any purpose germane to the meeting.

         Section 2.09 Chairman and Secretary of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in order of seniority and if present and acting - The Chairman of the Board, the Vice Chairman of the Board, if any, President, Executive Vice President, if any, a Senior Vice President, if any, a Vice President, or if none of the foregoing officers are present and acting, by a Chairman to be chosen by the stockholders. The Secretary of the Corporation, or in such officer's absence, an Assistant Secretary, shall act as Secretary of the Meeting, but if none are present, the Chairman of the meeting shall appoint a Secretary of the meeting.

         Section 2.10 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the Chairman of the meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge's ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and when the voting is completed shall ascertain and report the number of shares voted respectively for and against the question. Reports of the judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.

         Section 2.11 Memorandum of Action. Unless otherwise specifically provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by a vote of the stockholders at a duly called annual meeting or special meeting called for that purpose or may be effected by consent in writing of such stockholders.

         Section 2.12 Conduct of Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement
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thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) in the case of an annual meeting of stockholders, otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 70 days, notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 1Oth day following the earlier of (i) the date on which such notice of the date of the annual meeting was mailed or
(ii) the date on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business,
(c) the class and number of shares of the Corporation which are beneficially owned by the stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.12. The presiding officer of a meeting of stockholders shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                        ARTICLE III - BOARD OF DIRECTORS

         Section 3.01 General Powers. The property, business, and affairs of the Corporation shall be managed by and under the direction of the Board.

         Section 3.02 Number. The number of Directors of the Corporation, which shall not be less than nine nor more than thirty-one persons shall be fixed from time to time by resolution of the Board.

         Section 3.03 Election of Directors. (a) The Directors shall be divided into three classes (A, B, and C), as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of stockholders in December 1984; the initial term of office for members of Class B shall expire at the annual meeting of stockholders in January 1986; and the initial term of office for members of Class C shall expire at the annual meeting of stockholders in January 1987. At each annual meeting of stockholders following such initial classification and election,
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Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified.

         (b) In the event of any increase in the number of Directors fixed by the Board of Directors, the additional Directors shall be so classified that all classes of Directors have as nearly equal number of Directors as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as may be possible. Notwithstanding the foregoing, the terms of this paragraph shall not apply to the extent inconsistent with the terms of Subparagraphs (B) through (F) of Paragraph 1 of Division D of Article FOURTH of the Certificate of Incorporation and shall not adversely affect the rights of holders of Preferred Stock.

         (c) A person shall not be elected or reelected to the Board to fill a vacancy on the Board after such person's 70th birthday.

         (d) Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Subject to the rights of holders of any class or series of Preferred or Preference Stock of this Corporation, nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board or a Committee thereof, or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this subsection (d). Such nominations, other than those made by or at the direction of the Board or a Committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of a meeting; provided, however, that if fewer than 70 days, notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director:
(a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice: (a) the name and address, as they appear on the Corporation's books, of such stockholder and
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any other stockholders known by such stockholder to be supporting such nominees, and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice. No person shall be eligible as a Director of the Corporation unless nominated in accordance with the procedures set forth in this subsection (d). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3.04 Resignations, Retirement, and Chairman of the Board Emeritus. (a) Any Director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (b) The Board of Directors of the Corporation may from time to time designate a person as Chairman of the Board Emeritus in recognition of such person's long and faithful service to the Corporation and its Board of Directors. The Chairman of the Board Emeritus shall be an honorary officer of the Board, shall perform such duties as the Board may from time to time prescribe, and shall serve at the pleasure of the Board of Directors.

         Section 3.05 Vacancies and Removal. (a) Subject to the rights of the holders of any series of Preferred or Preference Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director, or by the stockholders at their next annual meeting, or at any special meeting of stockholders called for that purpose. Each Director so chosen shall hold office until the expiration of such term of the Director, if any, whom such person has been chosen to succeed, or, if none, until the expiration of the term of the class assigned to the additional directorship to which such person has been elected, or until such person's earlier death, resignation, retirement, or removal. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

         (b) Subject to the rights of the holders of any series of Preferred or Preference Stock then outstanding, any Director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting interest of all outstanding voting stock.

         Section 3.06 Place of Meeting, etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be
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designated by the person or persons calling the meeting.  Directors may participate in any regular or special meeting of the Board or any meeting of a committee designated by such Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of Directors and notice of such first meeting shall not be required.

         Section 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

         Section 3.09 Special Meetings. (a) Special meetings of the Board may be called at any time by the Chairman of the Board or the President, or by any three Directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate. Unless otherwise indicated in the notice thereof, any and all business, other than approval of contracts with another corporation or party (or subsidiary thereof) owning a majority of the stock of the Corporation and actions taken with respect to salaries, compensation, and other payments to be paid to, or contracts made with, a Director or executive officer, may be transacted at any special meeting. At any meeting at which all Directors shall be present, even though without any notice, any business may be transacted.

         (b) Notice of all special meetings of the Board shall be given to each Director by mailing a copy thereof at least four days before the meeting or by two days' service of the same by telegram, cable, or wireless, or personally. If the Chairman, or the President, or three of the Directors determine that a special meeting of the Board on short notice is necessary, then notice may be given by telephone or telegraph not less than four hours in advance of the time when a meeting shall be held. Such notice may be waived by any Director and any meeting shall be a legal meeting without notice having been given if all the Directors shall be present thereat or if those not present shall, either before or after the meeting sign a written waiver of notice of, or a consent to, such meeting or shall, after the meeting, sign the approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

         Section 3.10 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation, the By-laws, or by law, the presence of five (5) or one-third, whichever is greater, of the authorized number of Directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority
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of the Directors present.  In the absence of a quorum, a majority of Directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

         Section 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

         Section 3.12 Compensation. All salaries and compensation paid by the Corporation to its Directors shall be fixed from time to time by the Board of Directors at a regular meeting of the Board to be held as provided by the By-laws, and any payment of any character to any Director of the Corporation or any contract made with such Director or executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.

         Section 3.13 Committees. (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all, or substantially all, of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of the dissolution, or amending the By-laws of the Corporation; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

         (b) Except as may otherwise be ordered by the Board of Directors, the Chairman of the Board shall appoint the members of all special or other committees of the Board. The Chairman of the Board shall be an ex-officio member of all standing committees.

         (c) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in the place of any such absent or disqualified member.

         Section 3.14 Officers of the Board. The Chairman of the Board, or in the Chairman of the Board's absence, the President, or in the President's
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absence, any other officer of the Corporation who is a Director, shall preside at all meetings of the Board, or in the absence of any such officers, a temporary chairman elected by the Directors present at the meeting.

         Section 3.15 Interested Directors. (a) No Director shall vote on a question in which such Director is interested, except the election of the Chairman of the Board of Directors, a President, or other officer or members of any Committee of the Board, but in the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the Directors of the Corporation are in anywise interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that such interest or connection shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and that the contract or transaction is fair as to the Corporation at the time authorized or confirmed by the Board, and that at the meeting of the Board authorizing or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum and no such interested Director shall vote on any such contract or transaction. The mere ownership of stock in another corporation by a Director shall not disqualify such Director to vote in respect of any transaction between the Corporation and such other corporation, provided the other provisions of this Section are complied with.

         (b) No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that any of the Directors of the Corporation are interested in or are directors or officers of such other corporation, if such contract or transaction be made, authorized, or confirmed by the Board in the manner provided in the preceding paragraph, or by any committee of the Corporation having the requisite authority, by vote of a majority of the members of such committee not so interested; and any Director individually may be a party to or may be interested in any contract or transaction of the Corporation, provided that such contract or transaction shall be approved or ratified by the Board or by any Committee of the Corporation having the requisite authority, in the manner herein set forth.

         (c) The Board of Directors, in its discretion, may submit any contract or act of the Corporation or of the Board for approval or ratification at any annual meeting of the stockholders, or at any special meeting of stockholders, the notice of which shall state that it is called for the purpose, or in part for the purpose, of considering any such act or contract, and any such contract or act that shall be approved or be ratified by the vote of the holders of a majority in voting interest of the shares of stock of the Corporation entitled to vote thereat, shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved and ratified by every stockholder of the Corporation.

         (d) Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary corporation without regard to the fact that such person is also a Director of such subsidiary corporation.
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         (e) No contract or agreement between the Corporation and any other corporation or party which owns a majority of the capital stock of the Corporation or any subsidiary of any such other corporation shall be made or entered into without the affirmative vote of a majority of the whole Board at a regular meeting of the Board.

         (f) Notwithstanding anything to the contrary in the foregoing paragraphs of this Section, in the case of contracts, transactions, and acts of the Corporation, of the Board of Directors, or of committees thereof that require stockholder and/or Director approval under any provision of the Certificate of Incorporation or of applicable law by a higher proportion of the voting power of the outstanding voting stock than a majority of a quorum of the stockholders or approval by the Continuing Directors as defined and required by the Certificate of Incorporation, ratification by the stockholders and/or approval by the Continuing Directors of such contracts, transactions, and acts shall require the affirmative vote of such higher proportion of such voting power and/or approval by the Continuing Directors, and any contract, transaction, act, or agreement referred to in the foregoing paragraphs shall be subject to any such applicable provisions of the Certificate or of applicable law.


                             ARTICLE IV - OFFICERS

         Section 4.01 Officers. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, such other officers as may be elected, from time to time, by the Board, and such other officers as may be appointed by the Board pursuant to
Section 4.03 of the By-laws. One of the officers of the Corporation shall be designated by the Board of Directors as the Chief Executive Officer of the Corporation. Officers shall have such powers and duties as are permitted or required by law and as may be specified by or in accordance with resolutions of the Board. In the absence of any contrary determination by the Board, the Chief Executive Officer shall, subject to the power and authority of the Board, have general supervision, direction, and control of the officers (except the Chairman of the Board), employees, business, and affairs of the Corporation. One person may hold two or more offices, except that the Secretary may not also hold the office of President. Except where otherwise expressly provided in a written contract duly authorized by the Board, all officers, agents, and employees shall be subject to removal at any time by the affirmative vote of a majority of the Directors, and all officers, agents, and employees other than officers elected or appointed by the Board shall also be subject to removal at any time by the officer appointing them.

         Section 4.02 Election. The officers of the Corporation, except such officers as may be appointed pursuant to Section 4.03 or Section 4.05 of the By-laws, shall be chosen annually by the Board, and each person shall hold office until such person shall resign or be removed or otherwise disqualified to serve, or such person's successor shall be elected and qualified.

         Section 4.03 Subordinate Officers, etc. The Board may appoint such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in the By-laws or as the Board may from time to time specify, and shall hold office until such person shall resign or shall be removed or otherwise disqualified to serve.

         Section 4.04 Removal and Resignation. (a) Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

         (b) Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner prescribed in the By-laws for the regular appointments to such office.

         Section 4.06 Voting Stock in Other Corporations. Unless otherwise ordered by the Board, the Chief Executive Officer, or in such officer's absence, or with such officer's consent, the next ranking officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers, and privileges incident to the ownership of such stock. The Board may, by resolution, from time to time, confer like powers upon any other person or persons.

         Section 4.07 Compensation of Executive Officers. All salaries and compensation paid by the Corporation to executive officers shall be fixed from time to time by the Board of Directors at a regular meeting of the Board to be held as provided by the By-laws, and any payment of any character to any executive officer of the Corporation or any contract made with such executive officer must be approved by a majority of the whole Board of Directors at a regular meeting of the Board, before such payment is made or contract executed.


               ARTICLE V - OPERATING DIVISIONS OF THE CORPORATION

         Section 5.01 Division Boards. The Board may appoint individuals who may, but need not be, Directors, officers, or employees of the Corporation to serve as members of a Division Board of Directors (the "Division Board") of one or more Divisions of the Company and may fix fees or compensation for attendance at meetings of any such Division Board. The members of any such Division Board may adopt and from time to time may amend By-laws or other rules and regulations for the conduct of their affairs and shall keep minutes of their meetings. The term of office of any member of a Division Board shall be at the pleasure of the Board and shall expire as provided for in the By-laws of the Division. The function of any such Division Board shall be to manage and control the ordinary business and affairs and to advise the Board with respect to the affairs of their respective Division.

         Section 5.02 Titles. The Division Board may, from time to time, confer on the employees of their Division or discontinue, the title of President, Executive Vice President, Senior Vice President, Vice President, and any other titles deemed appropriate. The designation of any such official titles for employees assigned to the Divisions of the Corporation shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Corporation. Any employee so designated as an officer of a Division shall have authority, responsibilities, and duties with respect to such employee's Division, corresponding to those normally vested in the comparable officer of the Corporation, subject to such limitations as may be imposed by the Board.


          ARTICLE VI - CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         Section 6.01 Execution of Contracts. The Board, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by the By-laws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         Section 6.02 Checks, Drafts, etc. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

         Section 6.03 Deposit. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign, and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

         Section 6.04 General and Special Bank Accounts. (a) The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the By-laws, as it may deem expedient.

         (b) In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer of the Corporation with the approval of the Chief Executive Officer may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the checks of the Corporation which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or officers of the Corporation as shall be specified in the written instructions of the Treasurer of the Corporation with the approval of the Chief Executive Officer.


                    ARTICLE VII - SHARES AND THEIR TRANSFER

         Section 7.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, or the President and by the Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent, or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms, or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in the case of cancellation the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 7.04 of the By-laws.

         Section 7.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent as provided in Section 7.03 of the By-laws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         Section 7.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws, concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         Section 7.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.


                         ARTICLE VIII - INDEMNIFICATION

         Section 8.01 Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person's conduct was unlawful.

         Section 8.02 Actions, Suits, or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 8.03 Indemnity if Successful. Notwithstanding the other provisions of this Article, to the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 8.04 Determination of Right of Indemnification. Any indemnification under Section 8.01 or Section 8.02 of the By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 of the By-laws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 8.05 Advance of Expenses. Expenses incurred by an officer or Director in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

         Section 8.06 Provisions of By-laws not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to such person's official capacity and as to action in another capacity while holding such office.

         Section 8.07 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a member of any committee or similar body against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article.

         Section 8.08 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees, or agents, so that any person who is or was a Director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its existence had continued.

         Section 8.09 Certain Definitions. For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

         Section 8.10 Continuation of Rights Provided by this Article. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 8.11 Miscellaneous. In furtherance and not in limitation of the foregoing provisions of this Article VIII, the Corporation shall indemnify the persons referred to hereinabove to the fullest extent permitted by Delaware General Corporate Law, as the same may be amended from time to time.


                           ARTICLE IX - MISCELLANEOUS

         Section 9.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

         Section 9.02 Waiver of Notices. Whenever notice is required to be given by the By-laws or the Certificate of Incorporation, or by law, the person entitled to such notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         Section 9.03 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of August of each year.

         Section 9.04 Inspection of Corporate Books and Records. The Board from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book, or documents of the Corporation except as conferred by statute or as authorized by resolution of the Board.

         Section 9.05 Certificate of Incorporation. As used herein, the term "Certificate of Incorporation" shall mean the Second Restated Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time.

         Section 9.06 Amendments. The By-laws, or any of them, may be rescinded, altered, amended, or repealed, and new By-laws may be made, (i) by the Board, by vote of a majority of the number of Directors then in office as Directors, acting at any meeting of the Board, or (ii) by the vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal, or adoption is given in the notice of special meeting. Any By-laws made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.